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                                                                      Exhibit 23



                        Independent Auditors' Consent



The Board of Directors
Dime Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-88552, 33-88554,33-88556, 33-88558, 33-88560, 33-88564, 33-88566, 333-04477,
333-26609, 333-26777, 333-35565 and 333-48127) on Form S-8 of Dime Bancorp, Inc.
of our report dated January 19, 1998 relating to the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Dime Bancorp, Inc.




                                    /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

New York, New York
March 30, 1998